Exhibit 99.2

Third Quarter 2017
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future financial and business performance and prospects, including forecasted 2017 fourth quarter and full year business and financial results, the impact of hurricanes, foreign currency impact, energy market conditions, pricing, capital investments and business acquisitions. These statements are based on the current expectations of management of Ecolab Inc. (“the Company”). There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including upgrades to our information technology systems; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to our operations; the occurrence of litigation or claims; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	2

3Q 2017 Overview

◢Sales:

▪	Reported and fixed currency sales both +5%; acquisition adjusted fixed currency sales +3%. Absent the impact of hurricanes, estimated acquisition adjusted fixed currency sales +4%.
▪

New business growth, new product introductions, share gains and pricing drove acquisition adjusted fixed currency sales increases across all business segments. Expect continued sales acceleration in the fourth quarter and into 2018.

◢Operating Income:

▪	Reported operating margin -70 bps; adjusted fixed currency operating margin -60 bps. Absent the impact of hurricanes, acquisition adjusted fixed currency operating margin was estimated to be -20 bps.
▪	Reported and adjusted operating income +1%. Absent the impact of hurricanes, acquisition adjusted fixed currency operating income was estimated to be +3%.
▪	Pricing, volume growth and cost saving initiatives offset higher delivered product costs, hurricane impacts and investments in the business during the quarter.

◢Earnings:

▪

Reported diluted EPS $1.34, +6% versus last year; adjusted diluted EPS $1.37, +7% versus last year. Includes hurricane impacts estimated at a negative $0.04 per share, or a 3 percentage point reduction in EPS growth.

▪	EPS growth also benefited from ongoing work to lower our tax rate and interest expense, as well as a reduced share count.

◢Outlook:

▪

2017: Adjusted diluted EPS $4.65 to $4.75, +6% to 9% (includes an estimated $0.08 per share headwind from hurricane impacts and $0.01 per share reduction from the expected Equipment Care sale). Prior forecast was $4.70 to $4.90.

▪

4Q: We expect accelerating fixed currency sales (+5% to 6%), adjusted net income (+>10%) and adjusted diluted EPS of $1.35 to $1.45, +8% to 16% (includes an estimated $0.04 per share headwind from hurricane impacts and $0.01 per share income reduction from the expected sale of Equipment Care).

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	3

2017 Improving Growth Trends

	2017
Growth (year-on-year)	1Q	2Q	3Q	4Q Forecast

Reported sales	2%	4%	5%	6%-7%

Fixed currency sales*	2%	5%	5%	5%-6%

Adjusted net income*	2%	4%	7%	10%+

Adjusted diluted EPS*	4%	5%	7%	8%-16%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	4

3Q 2017 Results

	Third Quarter Ended September 30
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2017	2016	Change	2017	2016	Change
Net sales	$ 3,563.3	$ 3,386.1	5%	$ 3,563.3	$ 3,386.1	5%
Operating income	579.8	574.1	1%	585.0	577.3	1%
Net income attributable to Ecolab	392.4	374.1	5%	403.1	378.0	7%
Diluted earnings per share	$ 1.34	$ 1.27	6%	$ 1.37	$ 1.28	7%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2016	2016	Change	2017	2016	Change
Net sales	$ 3,491.6	$ 3,331.7	5%	$ 3,491.6	$ 3,331.7	5%
Operating income	568.4	564.2	1%	573.6	567.4	1%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	5

3Q 2017 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
Food & Beverage	5%	5%	Volume & mix	2%
Water	4%	3%	Pricing	1%
Paper	0%	0%	Subtotal	3%
Life Sciences	9%	9%	Acq./Div.	2%
Textile Care	1%	1%	Fixed currency growth	5%
Total Global Industrial	4%	3%	Currency impact	0%
			Total	5%
Global Institutional
Institutional	0%	1%
Specialty	6%	6%
Healthcare	45%	1%
Total Global Institutional	7%	2%

Global Energy	3%	4%

Other
Pest Elimination	8%	8%
Equipment Care	-2%	-2%
Total Other	6%	6%

Amounts in the tables above may reflect rounding. Acq./Div. Adj. excludes the impact of acquisitions and divestitures and sales to our deconsolidated Venezuelan subsidiaries.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	6

3Q 2017 Income Statement / Margins

($ millions, unaudited)	2017	% sales	2016	% sales	% change	Comments*

Gross Profit	$ 1,672.0	46.9%	$ 1,648.9	48.7%	1%	The 180 basis point margin decline from the year-ago level was driven by higher delivered product costs that more than offset increased pricing and cost savings.

SG&A	1,087.3	30.5%	1,071.6	31.6%	1%	The 110 bps improvement was driven by sales volume leverage and cost savings which more than offset investments in the business.
Operating Income (fixed FX)
Global Industrial	207.4	16.6%	204.1	17.0%	2%

2017 acquisition adjusted fixed currency margins were 16.7% vs. 17.0% in 2016. Margins decreased 30 bps as improved pricing and sales volume gains were more than offset by higher delivered product costs.

Global Institutional	274.2	22.4%	262.1	22.8%	5%

2017 acquisition adjusted fixed currency margins were 22.9% vs. 23.0% in 2016. Margins decreased 10 bps as pricing and sales volume gains were more than offset by innovation and customer investments as well as higher delivered product costs.

Global Energy	89.7	11.3%	102.6	13.3%	(13)%

2017 acquisition adjusted fixed currency margins were 11.2% vs. 13.1% in 2016. Margins decreased 190 bps as volume gains, the benefits from cost reduction actions and a favorable legal cost recovery were more than offset by higher delivered product costs, a rebuild of compensation reductions made in 2016 and modestly lower pricing.

Other	44.0	19.8%	40.4	19.3%	9%	The 50 bps increase reflected pricing and sales volume gains that more than offset increased field-related costs.
Subtotal at fixed FX	615.3	17.6%	609.2	18.3%	1%
Corporate
Special Gains/(Ch.)	(5.2)		(3.2)			2017: Restructuring, acquisition and integration charges, Venezuela related gain, and litigation related charges 2016: Wage-hour litigation charges, offset by restructuring related gains

Corp. Expense	(41.7)		(41.8)			Nalco intangible amortization
Total Corporate Exp.	(46.9)		(45.0)
FX	11.4		9.9

Consolidated Op. Inc.	$ 579.8	16.3%	$ 574.1	17.0%	1%

2017 adjusted fixed currency operating margin was 16.4%, a 60 bps decrease vs. the equivalent 2016 margin of 17.0%. Absent the impact of hurricanes, acquisition adjusted fixed currency operating margin is estimated to have declined 20 bps. The margin decline reflected pricing, volume growth and cost savings initiatives that were offset by higher delivered product costs and investments in the business during the quarter.

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	7

3Q 2017 Balance Sheet / Cash Flow

Summary Balance Sheet
	September 30			September 30
(millions, unaudited)	2017	2016	(millions, unaudited)	2017	2016
Cash and cash eq.	$ 209.1	$ 180.6	Short-term debt	$ 1,073.0	$ 1,571.2
Accounts receivable, net	2,533.2	2,349.6	Accounts payable	1,115.9	1,022.7
Inventories	1,509.0	1,342.4	Other current liabilities	1,567.7	1,580.1
Other current assets	363.2	299.4	Long-term debt	6,484.5	5,091.4
PP&E, net	3,617.2	3,292.9	Pension/Postretirement	983.7	914.5
Goodwill and intangibles	11,194.0	10,429.8	Other liabilities	1,332.7	1,257.1
Other assets	431.0	484.1	Total equity	7,299.2	6,941.8
Total assets	$ 19,856.7	$ 18,378.8	Total liab. and equity	$ 19,856.7	$ 18,378.8

Selected Cash Flow items			Selected Balance Sheet measures
	Nine Months Ended
	September 30			September 30
(millions, unaudited)	2017	2016	(unaudited)	2017	2016
Cash from op. activities	$ 1,444.9	$ 1,491.7	Total Debt/Total Capital	50.9%	49.0%
Depreciation	437.0	420.9	Net Debt/Total Capital	50.2%	48.3%
Amortization	228.5	217.2	Net Debt/EBITDA(*)	2.6	2.6
Capital expenditures	538.2	478.6	Net Debt/Adjusted EBITDA(*)	2.5	2.3

(*) EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of operating income, depreciation and amortization. Adjusted EBITDA is defined as the sum of adjusted operating income, depreciation and amortization. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	8

Appendix

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	9

Non-GAAP Financial Measures

	Third Quarter Ended		Nine Months Ended
(unaudited)	September 30		September 30
(millions, except percent)	2017	2016	2017	2016

Net Sales
Reported GAAP net sales	$ 3,563.3	$ 3,386.1	$ 10,187.6	$ 9,800.7
Effect of foreign currency translation	(71.7)	(54.4)	(96.9)	(113.6)
Non-GAAP fixed currency sales	$ 3,491.6	$ 3,331.7	$ 10,090.7	$ 9,687.1

Cost of Sales
Reported GAAP cost of sales	$ 1,891.3	$ 1,737.2	$ 5,454.4	$ 5,153.8
Special (gains) and charges	0.3	0.0	26.2	61.9
Non-GAAP adjusted cost of sales	$ 1,891.0	$ 1,737.2	$ 5,428.2	$ 5,091.9

Gross Margin
Reported gross margin	46.9%	48.7%	46.5%	47.4%
Non-GAAP adjusted gross margin	46.9%	48.7%	46.7%	48.0%

Operating Income
Reported GAAP operating income	$ 579.8	$ 574.1	$ 1,392.1	$ 1,358.1
Effect of foreign currency translation	(11.4)	(9.9)	(16.0)	(20.0)
Non-GAAP fixed currency operating income	$ 568.4	$ 564.2	$ 1,376.1	$ 1,338.1

Operating Income
Reported GAAP operating income	$ 579.8	$ 574.1	$ 1,392.1	$ 1,358.1
Special (gains) and charges	5.2	3.2	74.1	97.6
Non-GAAP adjusted operating income	585.0	577.3	1466.2	1,455.7
Effect of foreign currency translation	(11.4)	(9.9)	(16.0)	(20.0)
Non-GAAP adjusted fixed currency operating income	$ 573.6	$ 567.4	$ 1,450.2	$ 1,435.7

Operating Income Margin
Reported GAAP operating income margin	16.3%	17.0%	13.7%	13.9%
Non-GAAP adjusted fixed currency operating income margin	16.4%	17.0%	14.4%	14.8%

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	10

Non-GAAP Financial Measures

	Third Quarter Ended		Nine Months Ended
(unaudited)	September 30		September 30
(millions, except percent and per share)	2017	2016	2017	2016

Net Income Attributable to Ecolab
Reported GAAP net income attributable to Ecolab	$ 392.4	$ 374.1	$ 942.5	$ 863.3
Special (gains) and charges, after tax	2.4	(0.6)	53.2	60.8
Discrete tax net expense (benefit)	8.3	4.5	(24.2)	3.6
Non-GAAP adjusted net income attributable to Ecolab	$ 403.1	$ 378.0	$ 971.5	$ 927.7

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 1.34	$ 1.27	$ 3.20	$ 2.91
Special (gains) and charges, after tax	0.01	0.00	0.18	0.20
Discrete tax net expense (benefit)	0.03	0.02	(0.08)	0.01
Non-GAAP adjusted diluted EPS	$ 1.37	$ 1.28	$ 3.30	$ 3.12

Provision for Income Taxes
Reported GAAP tax rate	24.6%	25.5%	21.7%	24.7%
Special gains and charges	0.3	0.6	0.4	1.0
Discrete tax items	(1.6)	(0.9)	1.9	(0.3)
Non-GAAP adjusted tax rate	23.3%	25.2%	24.0%	25.4%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 1,322.7	$ 1,098.0
Provision for income taxes	380.8	324.3
Interest expense, net	245.5	258.6
Depreciation	585.2	557.7
Amortization	297.3	292.8
EBITDA	$ 2,831.5	$ 2,531.4
Special (gains) and charges impacting EBITDA	82.0	341.5
Adjusted EBITDA	$ 2,913.5	$ 2,872.9

Please see Ecolab’s news release dated October 31, 2017 for additional information, including additional discussion on use of Non-GAAP financial measures.	11